SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HYPERTENSION DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1618036

(State of incorporation or organization)	(I.R.S. Employer/Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:     333-53200
Securities to be registered pursuant to Section 12(g) of the Act:

Redeemable Class B Warrant
(Title of Class)

Item 1. Description of Securities to be Registered.

     Incorporated by reference to the section entitled “Description of Capital Stock” contained in the Hypertension Diagnostics, Inc. Registration Statement on Form S-3 (File No. 333-53200). The prospectus filed pursuant to Rule 424(b) and relating to the Registration Statement on Form S-3 (File No. 333-53200) shall be deemed to be incorporated by reference to this registration statement on Form 8-A.

Item 2. Exhibits.

3.1	—	Articles of Incorporation*
3.2	—	Bylaws*
3.3	—	Articles of Amendment to Articles of Incorporation, dated June 2, 1998*
4.1	—	Form of Common Stock Certificate*
4.5	—	Redeemable Class B Warrant Agreement dated as of January 4, 2001 by and between the Company and Firstar Bank, N.A.**
4.6	—	Specimen of Redeemable Class B Warrant Certificate **
4.7	—	Amendment No. 1 to Redeemable Class B Warrant Agreement dated as of March 13, 2001 by and between the Company and Firstar Bank, N.A.†

*Incorporated by reference to exhibit of the same number of the Company’s Registration Statement on Form SB-2 (File No. 333-53025) as filed with the Commission on May 19, 1998.
**Incorporated by reference to exhibit of the same number of the Company’s Registration Statement on Form S-3 (File No. 333-53200) as filed with the Commission on January 23, 2001, as amended.
† Incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed March 13, 2001.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC

Dated: January 22, 2002

/s/ James S. Murphy

Its: Senior Vice President, Finance and Administration and Chief Financial Officer

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